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                                                                     EXHIBIT 23

                           CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in this Annual Report (Form 10-K) of Symix Systems, Inc. of our report dated July 30, 1996 (except for Notes C and J, as to which the date is August 27, 1996) included in the 1996 Annual Report to Shareholders of Symix Systems, Inc.

Our audits also included the financial statement schedule of Symix Systems, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.
In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-40546, No. 33-45416, No. 33-73014, No. 33-73016,
No. 333-660, No. 333-10631 and No. 333-10633) of Symix Systems, Inc. dated
June 25, 1991, January 30, 1992, December 16, 1993, December 16, 1993,
January 29, 1996, August 22, 1996 and August 22, 1996, respectively, of our report dated July 30, 1996 (except for Notes C and J, as to which the date is August 27, 1996), with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Symix Systems, Inc.

                                  ERNST & YOUNG LLP

Columbus, Ohio
September 24,1996